Exhibit 3.40

CERTIFICATE OF INCORPORATION

–of–

EAGLE TEXTILE MACHINERY CORPORATION

WE, DAVID GRUSHEVSKY, JOSEPH COHEN and ALEX GRUSHEVSKY, all being of full age and two thirds being citizens of the United States, and all residents of the State of New York, do hereby certify and set forth: That we propose to form a business corporation, pursuant to and in conformity with the Acts of the Legislature of the State of New York.

FIRST: The corporate name of said corporation shall be EAGLE TEXTILE MACHINERY CORPORATION.

SECOND: The purpose for which said corporation is to be formed are as follows: To purchase, lease and otherwise acquire buildings, shops, factories, stores, offices and salesrooms, and such other buildings and premises in the City of New York or elsewhere for the establishment and maintenance of factories, work- shops and salesrooms with suitable plants and machinery with a view to manufacture, buy, sell, exchange, lease, import, export and generally deal in machinery of all kinds with the accessories thereof, and to carry on any trade or business incidental thereto, or connected therewith, to apply for purchase or otherwise acquire and to hold, own, use, lease, sell, assign, grant and convey all trademarks, patent rights improvements, processes formulae, inventions and apparatus of all kinds whether secured under letters patent of the United States or in any foreign country or in any manner, also to do such acts as are incidental and appurtenant and growing out of Or connected with any or all of the aforesaid purposes to the same extent and as fully as a natural person might or could in any part of the world.

THIRD: The amount of capital stock of the corporation shall be the sum of Twenty-five thousand ($25000.) Dollars and shall consist of common stock.

FOURTH: The number of shares of which said capital stock shall consist, shall be Two thousand five hundred (2500) shares of the par value of One hundred ($l00.) Dollars, and the amount of capital with which said corporation shall begin business is Six thousand ($6000) Dollars.

FIFTH: The location of the principal office of the said corporation shall be in the Borough of Manhattan, County of New York, State of New York.

SIXTH: The duration of the said corporation shall be perpetual.

SEVENTH: The number of Directors of said corporation shall be five, two need not be stockholders.

EIGHT: The names and post office addresses of Directors of said corporation for the first year are as follows:

NAMES	POST OFFICE ADDRESSES
DAVID GRUSHEVSKY	58 Norfolk Street, Manhattan, New York City
JOSEPH COHEN	47 Norfolk Street, Manhattan, New York City
ALEX GRUSHEVSKY	701 East 9th Street, Manhattan, New York City

NINTH: The names and post office addresses of the subscribers to the certificate and the number of shares of stock which each agrees to take in said corporation are as follows,:

NAMES	POST OFFICE ADDRESSES	NUMBER OF SHARES
DAVID GRUSHEVSKY	58 Norfolk Street, Manhattan, New York City	30
JOSEPH COHEN	47 Norfolk Street, Manhattan, New York City	15
ALEX GRUSHEVSKY	701 East 9th Street, Manhattan, New York City	15

IN WITNESS WHEREOF, we have made and signed this certificate in duplicate, this 6th day of April, 1920.

(David Grushevsky)

(Joseph Cohen)

(Alex Grushevsky)

STATE OF NEW YORK CITY OF NEW YORK COUNTY OF NEW YORK	: : :	as:

On this 6th day of April, 1920 before me person ally appeared DAVID GRUSHEVSKY, JOSEPH COHEN and ALEX GRUSHEVSKY, to me known and known to me to be the individuals described in and who executed the foregoing certificate and they severally acknowledged to me that they executed the same for the purposes therein set forth.

Notary Public

CERTIFICATE OF CHANGE OF NAME

of

EAGLE TEXTILE MACHINERY CORPORATION

to

EAGLE ELECTRIC MANUFACTURING CO., INC.

Pursuant to Section 60 of the General

Corporation Law.

We, the undersigned, constituting the holders of record of all the outstanding shares of stock,

entitled to vote on a change in the name of said corporation, certify:

1. The name of this corporation is Eagle Textile Machinery Corporation.

2. The certificate of incorporation was filed in the office of the Secretary of State on the 6th day of April, 1920.

3. The new name to be assumed by this corporation is Eagle Electric Manufacturing Co., Inc.

In Witness Whereof, we have made and subscribed this certificate in triplicate, this 20th day of September, 1928.

/s/ Louis Ludwig

/s/ David Grushevsky

/s/ Alexander Grushevsky

/s/ Pincus Grushevsky

STATE OF NEW YORK	) SS:
COUNTY OF KINGS	)

On this 20th day of September, 1928, before me personally came Louis Ludwig, David Grushevsky, Alexander Grushevsky and Pincus Grushevsky, to me known to be the persons described in and who executed the foregoing certificate of change of name, and they thereupon severally duly acknowledged to me that they executed the same.

Notary Public

STATE OF NEW YORK	)
)SS:
COUNTY OF KINGS	)

PINCUS GRUSHEVSKY, being duly sworn, deposes and says that he is the secretary of the Eagle Textile Machinery Corporation; that the persons who have executed the foregoing certificate of change of name of said corporation, either in person or by proxy, constitute the holders of all of the outstanding shares of the corporation entitled to vote on a change in the name of said corporation.

/s/ Pincus Grushevsky

Subscribed and sworn to before me this 20th day of September, 1928.

Notary Public

CERTIFICATE OF AMENDMENT

-of-

CERTIFICATE OF INCORPORATION

-of-

EAGLE ELECTRIC MANUFACTURING CO. INC.

To correct an informality pursuant to Section 10 of the General Corporation Law.

WE, THE UNDERSIGNED, LOUIS LUDWIG, PINCUS GRUSHEVSKY, A. GRUSHEVSKY and D. GRUSHEVSKY, certify, pursuant to Section 10 of the General Corporation Law of the State of New York.

1. We are all the directors of the Eagle Electric Manufacturing Co. Inc. Whose certificate of incorporation was filed in the office of the Department of State at Albany, New York, on the 13th day of April, 1920 and in the office of the Clerk of the County of New York, on the 10th day of May, 1920.

2. That portion of paragraph marked “Fourth” of the original certificate of incorporation which states that the capital stock shall consist of two thousand five hundred (2500) shades of the par value of One Hundred ($100.00) Dollars, is erroneous, in view of the fact that paragraph marked “Third” of the original certificate of incorporation states that the capital stock shall be the sum of Twenty-five thousand ($25,000.00) Dollars.

3. Paragraph marked “Fourth” of the original certificate of incorporation should read that the capital stock shall consist of Two Hundred and fifty (250) shares of the par value of One Hundred ($100.00) dollars.

4. That after the correction above mentioned is made, the amended certificate of incorporation shall read as follows:

CERTIFICATE OF INCORPORATION

-of-

EAGLE TEXTILE MACHINERY CORPORATION

We, DAVID GRUSHEVSKY, JOSEPH COHEN and ALEX GRUSHEVSKY, all being of full age and two thirds being citizens of the United States, and all residents of the State of New York, do hereby certify and set forth: That we propose to form a business corporation, pursuant to and in conformity with the Acts of the Legislature of the State of New York.

FIRST: The corporate name of said corporation shall be EAGLE TEXTILE MACHINERY CORPORATION.

SECOND: The purpose for which said corporation is to be formed are as follows:

To purchase, lease and otherwise acquire buildings, shops, factories, stores, offices and salesrooms, and such other buildings and premises in the City of New York or elsewhere for the establishment and maintenance of factories, work- shops and salesrooms with suitable plants and machinery with a view to manufacture, buy, sell, exchange, lease, import, export and generally deal in machinery of all kinds with the accessories thereof, and to carry on any trade or business incidental thereto, or connected therewith, to apply for purchase or otherwise acquire and to hold, own, use, lease, sell, assign, grant and convey all trademarks, patents rights improvements, processes formulae, inventions and apparatus of all kinds whether secured under letters patent of the United States or in any foreign country or in any manner, also to do such acts as are incidental and appurtenant and growing out of or connected with any or all of the aforesaid purposes to the same extent and as fully as a natural person might or could in any part of the world.

THIRD: The amount of capital stock of the corporation shall be the sum of Twenty-five thousand ($25,000.) Dollars and shall consist of common stock.

FOURTH: The number of shares of which said capital stock shall consist, shall be Two hundred fifty (250) shares of the par value of One hundred ($100.) Dollars, and the amount of capital with which said corporation shall begin business is Six thousand ($6000) Dollars.

FIFTH: The location of the principal office of the said corporation shall be in the Borough of Manhattan, County of New York, State of New York.

SIXTH: The duration of the said corporation shall be perpetual.

SEVENTH: The number of Directors of said corporation shall be five, two need not be stockholders.

EIGHT: The names and post office addresses of Directors of said corporation for the first year are as follows:

NAMES	POST OFFICE ADDRESSES
DAVID GRUSHEVSKY	58 Norfolk Street, Manhattan, New York City

JOSEPH COHEN	47 Norfolk Street, Manhattan, New York City

ALEX GRUSHEVSKY	701 East 9th Street, Manhattan, New York City.

NINTH: The names and post office addresses of the subscribers to the certificate and the number of shares of stock which each agrees to take in said corporation are as follows:-

NAMES	P.O. ADDRESS	NUMBER OF SHARES
DAVID GRUSHEVSKY	58 Norfolk St. Man. N. Y. City	30

JOSEPH COHEN	7 Norfolk St. Man,. N. Y. City	15

ALEX GRUSHEVSKY	701 East 9th St. Man. N. Y. City	15

IN WITNESS WHEREOF, we have made and signed this certificate in duplicate, this 6th day of April, 1920.

(David Grushevsky)	L.S.

(Joseph Cohen)	L.S.

(Alex Grushevsky)	L.S.

STATE OF NEW YORK	:
CITY OF NEW YORK	: SS.
COUNTY OF NEW YORK	:

On this 6th day of April, 1920 before me personally appeared DAVID GRUSHEVSKY, JOSEPH COHEN and ALEX GRUSHEVSKY, to me known and known to me to be the individuals described in and who executed the foregoing certificate and they severally acknowledged to me that they executed the same for the purposes therein set forth.

JOSEPH LINDE

Commissioner of Deeds for the City of New York.

Certificate filed N.Y. County Register’s Office, 200-9.

Certificate filed Kings County Register’s Office 142.

Certificate filed Kings County Clerk’s Office, 53.

Commission expires May 28, 1920.

IN WITNESS WHEREOF, we have made and signed this amended certificate in duplicate, this 25th day of May, 1932.

STATE OF NEW YORK	:
CITY OF NEW YORK	: SS.
COUNTY OF KINGS	:

On this 25th day of May, 1932 before me personally appeared LOUIS LUDWIG, PINCUS GRUSKEVSKY, A. GRUSHEVSKY, and D. GRUSHEVSKY, to me known and known to me to be the individual described in and who executed the foregoing amended certificate and they severally acknowledged to me that they executed the same.

Certificate of Designation

of

Eagle Electric Mfg. Co., Inc.

(Exact Name of Corporation)

The undersigned business corporation hereby certifies pursuant to section 24 of the Stock Corporation Law:

That it hereby designates the Secretary of State of the State of New York as its agent upon whom process in any action or proceeding against it may be served within the State of New York.

That the address to which the Secretary of State shall mail a copy of any process against the corporation which may be served upon him pursuant to law is,

59 to 79 Hall Street
(Street and Number

Brooklyn
(City, Village or Town)

New York
(State)

In Witness Whereof, such corporation has caused this certificate to be executed in its corporate name and under its corporate seal, by                             Louis Ludwig

its	President
(Here insert title of office, either president, vice-president, secretary or treasurer)

(Affix Corporate Seal Here)	Eagle Electric Mfg. Co., Inc.

By

STATE OF NEW YORK
COUNTY OF KINGS

On this 3rd day of December 1934 , before me personally appeared Louis Ludwig to me personally known and known to me to be the person described in and who executed the foregoing certificate, and he thereupon acknowledged to me flat he executed the same for the uses and purposes therein mentioned.

NOTE: If the foregoing acknowledgement is taken without the State of New York, the signature of the Notary Public should be authenticated by a certificate of the clerk of the county in which such notary has power to act, or other proper officer.

This certificate is to be forwarded to the Corporation Division, Department of State, Albany, N.Y., accompanied by $2.00 in payment of the filing fee.

CERTIFICATE OF INCREASE OF CAPITAL STOCK

AND OF NUMBER OF SHARE’S OF EAGLE ELECTRIC

MANUFACTURING CO., INC., PURSUANT TO SECTION 36

OF THE STOCK CORPORATION LAW

We, PHILIP G. LUDWIG and HARRY GISH, being respectively the Vice-President of EAGLE ELECTRIC MANUFACTURING CO., INC. and the Secretary thereof, certify:

1. The name of this corporation is Eagle Electric Manufacturing Co., Inc.

2. The name under which it was originally incorporated is Eagle Textile Machinery Corporation.

3. The original certificate of incorporation was filed in the office of the Secretary of State on the 13th day of April 1920.

4. The total amount of the previously authorized capital stock is $25,000.00 (Twenty-Five Thousand Dollars).

5. The total number of shares which the corporation is already authorized to issue is 250 (Two Hundred and Fifty), all of which have a par value of $100.00 (One Hundred Dollars) each.

6. All the above shares have equal privileges and voting powers. One Hundred and Thirteen Shares have been issued and One Hundred and Thirteen Shares are at present outstanding.

7. The amount to which the capital stock is increased is $100,000.00 (One Hundred Thousand Dollars).

8. The number of shares is increased from 250 to 1000, all of which ore to have a par value of $100.00 (One Hundred Dollars) each, the same as heretofore.

9. The total number of shares which the corporation may henceforth have is 1,000 (One Thousand), all of which are to have a par value of $100.00 (One Hundred Dollars) each. The respective designations, privileges and voting powers are to remain as hereto-before.

In witness whereof we have made and subscribed this instrument in triplicate this 11 day of October 1939.

Stats of New York	)
	)	SS.
County of Kings	)

On this 11 day of October 1939, before me personally came PHILIP G. LUDWIG and HARRY GISH, to me known to be the persons described in and who executed the foregoing certificate, and they thereupon duly acknowledged to me that they executed the same.

Notary Public

State of New York	)
	)	ss.
County of Kings	)

PHILIP G. LUDWIG and HARRY GISH, being duly sworn, depose and say and each for himself deposes and says that Philip G. Ludwig is the Vice-President of the Eagle Electric Manufacturing Co.,Inc., and that Harry Gish is the Secretary thereof, and that they have been duly authorized to execute and file the foregoing certificate of increase of capital stock and number of shares by the votes of the holders of record of all of the outstanding shares of said corporation entitled to vote therein, cast in person or by proxy at a stock holders meeting held at No. 59 Hall Street, Borough of Brooklyn, City of New York, on the 26th day of September 1939 at l0 o’clock in the forenoon of that day, upon notice pursuant to section Forty-Five (45), of the Stock Corporation Law.

Subscribed and sworn to before me this 11 day of October 1939.

Notary Public

CERTIFICATE OF INCREASE OF CAPITAL STOCK

AND OF NUMBER OF SHARES OF EAGLE ELECTRIC

MANUFACTURING CO., INC., PURSUANT TO SECTION

36 OF THE STOCK CORPORATION LAW.

We, PHILIP G. LUDWIG and HARRY GISH, being respectively the Vice-President of EAGLE ELECTRIC MANUFACTURING CO., INC., and the Secretary thereof, certify;

1. The name of this corporation is Eagle Electric Manufacturing Co., Inc.

2. The name under which it was originally incorporated is Eagle Textile Machinery Corporation.

3. The original certificate of incorporation was filed, in the office of the Secretary of State on the 13th day of April 1920.

4. The total amount of the previously authorized capital stock is $100,000.00 (One Hundred Thousand Dollars).

5. The total number of shares which the corporation is already authorized to issue is 1000 (One Thousand), all of which have a par value of $100.00 (One Hundred Dollars) each.

6. Nine Hundred end Four Shares have been issued and Nine Hundred and Four shares are at present outstanding.

7. All the above shares have equal privileges end voting powers.

8. The amount to which the capital stock is increased is $300,000.00 (Three Hundred Thousand Dollars).

9. The number of shares is increased from 1000 to 3000, all of which are to have a par value of $100.00 (One Hundred Dollars) each, the same as heretofore.

10. The total number of shares which the corporation may henceforth have is 3,000 (Three Thousand), all of which are to have a par value of $100.00 (One Hundred Dollars) each. The respective designations, privileges and voting powers are to remain as heretobefore.

In witness whereof we have made and subscribed this instrument in quadruplicate this 6 day of March 1941.

/s/ Philip G. Ludwig
(Philip G. Ludwig)

/s/ Harry Gish
(Harry Gish)

State of New York	)
) ss.
County of Kings	)

PHILIP G. LUDWIG and HARRY GISH, being duly sworn depose and say and each for himself deposes and says that Philip G. Ludwig is the Vice-President of the Eagle Electric Manufacturing Co., Inc., and that Harry Gish is the Secretary thereof., and that they have been duly authorized to execute and file the foregoing certificate of increase of capital stock and number of shares by the votes of the holders of record of all of the outstanding shares of said corporation entitled to vote thereon, cast in person or by proxy at a stock holders meeting held at No. 59 Hall Street, Borough of Brooklyn, City of New York, on the 18th day of February, 1941 at 10 o’clock in the forenoon of that day, upon notice pursuant to section forty-five (45), of the Stock Corporation Law.

/s/ Philip M. Ludwig
Philip M. Ludwig

/s/ Harry Gish
Harry Gish

Subscribed and sworn to before me this 6 day of March 1941.

Helen J. May, Notary Public

State of New York	)
) ss.
County of Kings	)

On this 6 day of March 1941, before me personally came PHILIP G. LUDWIG and HARRY GISH, to me known to be the persons described in and who executed the foregoing certificate, and they thereupon duly acknowledged to me that they executed the same.

Notary Public

CERTIFICATE OF AMENDMENT

-of

CERTIFICATE OF INCORPORATION

-of-

EAGLE ELECTRIC MANUFACTURING CO., INC.

(Pursuant to Section 36 of the

Stock Corporation Law)

We, LOUIS LUDWIG and MORRIS GISH, being respectively President and Secretary of EAGLE ELECTRIC MANUFACTURING CO., INC., do hereby certify as follows:

FIRST: The name of the Corporation is EAGLE ELECTRIC MANUFACTURING CO., INC. It was originally incorporated under the name “Eagle Textile Machinery Corporation”.

SECOND: The Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on the 13th day of April, 1920.

THIRD: The Certificate of Incorporation is amended to effect three changes authorized in subdivision “2” of Section 35 of the Stock Corporation Law, to wit: To authorize new shares of Preferred Stock with par value and to increase the amount of the Capital Stock of the Corporation in conformity therewith; To insert provisions with respect to the designations, preferences, privileges and voting powers of the shares which the Corporation is authorized to issue, and the restrictions or qualifications thereof; and to strike out a provision relating, to the dollar amount of minimum capital of the Corporation.

FOURTH: Paragraphs “THIRD” and “FOURTH of the Certificate of Incorporation, as amended, providing for the amount of Capital Stock and the number of shares of such Capital Stock which the Corporation shall have are hereby amended, and the statement of the dollar amount of minimum capital of the Corporation contained in paragraph “FOURTH” is hereby stricken out so that said paragraphs “THIRD” and “FOURTH” shall henceforth read in their entirety as follows:

“THIRD: The amount of the Capital Stock of the Corporation shall be Two Million Eight Hundred Thousand Dollars ($2,800,000.00), divided into Three Thousand (3,000) shares of Common Stock, having a par value of One Hundred Dollars ($100.00) per share and Twenty-five Thousand (25,000) shares of Preferred Stock, having a par value of One Hundred Dollars ($100.00) per share.

FOURTH: The designations, preferences, privileges and voting powers of the shares which the Corporation is authorized to issue, and the restrictions and qualifications thereof shall be as follows:

The holders of the Common Stock shall be entitled to one (1) vote for each share of stock at all meetings of stockholders, and shall have the exclusive right to vote. The holders of the Preferred Stock shall not have any vote for any purpose, except as otherwise provided by law.

The holders of the Preferred Stock shall be entitled to cumulative dividends thereon at the rate of Four Dollars ($4.00) per share per annum, and no more, payable out of any and all surplus or net profits of the Corporation, quarterly, semi-annually or annually, as and when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Corporation. Said dividend on the Preferred Stock shall be cumulative, so that if the Corporation shall fail in any fiscal year to pay such dividend on all of the issued and outstanding Preferred Stock, such deficiency in the dividend shall be fully paid, but without interest, before any dividend shall. be paid or set apart on the Common Stock. Subject to the foregoing provisions, said Preferred Stock shall not be entitled to participate in any other or additional surplus or net profits of the Corporation.

In the event of the dissolution or liquidation of the Corporation, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency or upon any distribution of its capital, there shall be paid to the holders of the Preferred Stock the par value thereof, to wit: One Hundred Dollars ($100.00) per share and the amount of all unpaid accrued dividends thereon, before any sum shall be paid or any assets distributed among the holders of the Common Stock; and after the payment to the holders of the Preferred Stock of its par value and the unpaid accrued dividends thereon, the remaining assets and funds of the Corporation “shall be divided among and paid to the holders of the Common shares in proportion to their respective holdings of such shares.

The Board of Directors, in their discretion, may declare and pay dividends on the Common Stock concurrently with dividends on the Preferred Stock, for any dividend period of any fiscal year when Such dividends are applicable to the Common Stock; provided that all accumulated dividends on the Preferred Stock for all previous fiscal years and all dividends on the Preferred Stock for the previous dividend periods for such fiscal year shall have been paid in full.

The Corporation shall have the right to redeem its Preferred Stock, or any part of such stock, issued and outstanding, at any time by paying to the holder or holders thereof the sum of One Hundred Dollars ($100.00) for each share of such stock, together with the amount of-all accrued dividends due thereon at the time of redemption; provided, however, that any and all such redemptions shall be in the sole discretion of the Board of Directors of the Corporation and. may only be made for any of the following purposes established to the satisfaction of the Board of. Directors and may only be made of such number of shares as are necessary for such of the following purposes: (1) To enable the estate of a deceased stockholder to pay death taxes and funeral and/or administration expenses of such estate within the meaning of Section 303 (a) of the United States Internal Revenue Code; or (2) To completely terminate a shareholder’s interest within the meaning of Section 302 (b) (3) of the United States Internal Revenue Code. The Corporation may apply toward the redemption of any Preferred Stock as herein provided any part of its surplus funds and/or an amount of its capital which shall not be greater than .the capital represented by the shares redeemed, but under no circumstances shall the Corporation apply any other funds or any other or further part of its capital toward the redemption of such stock. The redemption of any “such stock shall not be effected where the effect of any such redemption and application of capital thereto shall be to reduce the actual value of the assets of the Corporation to an amount less than the total amount of its debts and liabilities plus the amount of its capital reduced by-the amount of the capital so applied.

The Board of Directors of this Corporation Shall have full power and discretion to determine upon and select from the outstanding Preferred Stock of this Corporation particular shares for redemption for the purposes set forth, above, and its proceedings and action in this connection shall not be subject to attack except for fraud. In all instances it shall have full power and authority to determine upon and take the necessary proceedings to fully effect such redemption.

Whenever any shares of such Preferred Stock of the Corporation shall be redeemed out of capital, the Corporation shall file a certificate pursuant to Section 29 of the Stock Corporation Law either eliminating such shares from the authorized capital stock or number of shares of the Corporation or restoring such shares to the status of authorized but unissued shares.”

IN WITNESS WHEREOF, we have made and subscribed this Certificate this 22nd day of January, 1962.

/s/ Louis Ludwig
Louis Ludwig, President

/s/ Morris Gish
Morris Gish, Secretary

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 22nd day of January 1962, before me personally came LOUIS LUDWIG and MORRIS GISH, to me known and known to me to be the persons described in and who executed the foregoing Certificate of Amendment, and they thereupon duly acknowledged to me that they executed the same.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

LOUIS LUDWIG, being duly sworn, deposes arid says; That he is President of EAGLE ELECTRIC MANUFACTURING.CO., INC., that the number of additional shares not resulting from a change of shares which the Corporation is hereby authorized to issue, is 25,000, having a par value of $100.00 per share.

SWORN to before me this 22nd day of January, 1962
/s/ Louis Ludwig
Louis Ludwig

Notary Public

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On this 22nd day of January , 1962, before me personally came LOUIS LUDWIG and MORRIS GISH, who did depose and say as follows: That he, Louis Ludwig, is President, and he, Morris Gish, is Secretary of EAGLE ELECTRIC MANUFACTURING CO., INC.; that they have been authorized to execute and file the foregoing Certificate by the votes, cast in person or by proxy, of the holders of record of two-thirds of the outstanding shares entitled to vote at the stockholders’ meeting at which such votes were cast, with relation to the proceedings provided for in the Certificate, and that neither the Certificate of Incorporation nor any other certificate filed pursuant to law requires a larger proportion of votes; that such votes were cast at a stockholders’ meeting held on the 17th day of January, 1962, upon notice pursuant to Section 45 of the Stock Corporation Law.

SWORN to before me this	/s/ Louis Ludwig
22nd day of January, 1962	Louis Ludwig, President

/s/ Morris Gish
Morris Gish, Secretary

Notary Public

CERTIFICATE OF AMENDMENT

of the

CERTIFICATE OF INCORPORATION

of

EAGLE ELECTRIC MANUFACTURING CO., INC.

(Under Section 805 of the Business Corporation Law)

We. LOUIS LUDWIG and MORRIS S. GISH, being respectively President and Secretary of EAGLE ELECTRIC MANUFACTURING CO., INC., do hereby certify as follows:

FIRST: The name of the Corporation is EAGLE ELECTRIC MANUFACTURING CO., INC. It was originally incorporated under the Name “Eagle Textile Machinery Corporation”.

SECOND; The Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on the 13th day of April, 1920.

THIRD: The Certificate of Incorporation is amended to effect two changes authorized in subdivision (b) of Section 805 of the Business Corporation Law, to wit: To change the statement as to the relative rights, preferences and limitations in the dividends and to change the address to which the Secretary of State shall mail a copy of process in action or proceeding against the Corporation which may be served upon him.

FOURTH: Paragraph “Fourth” of the Certificate of Incorporation, as amended, providing that the holders of the Preferred Stock shall be entitled to cumulative dividends, therein at the rate of Four Dollars ($4. 00) per share per annum and no more is hereby amended and said paragraph “Fourth” shall henceforth read in its entirety as follows:

“FOURTH: The designations, preferences, privileges and voting powers of the shares which the Corporation is authorized to issue, and the restrictions and qualifications thereof shall be as follows:

The holders of the Common Stack shall be entitled to one (1) vote for each share of stock at all meetings of stockholders, and shall have the exclusive right to vote. The holders of the Preferred Stock shall not have any vote for any purpose, except as otherwise provided by law.

The holders of the Preferred Stock shall be entitled to cumulative, dividends thereon, at the rate of Five Dollars ($5.00) per share per annum and no more, payable out of any and all surplus or net profits of the Corporation, quarterly, semiannually or annually, as and when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Corporation. Said dividend on the Preferred Stock shall be cumulative, so that if the Corporation shall fail in any fiscal year to pay such dividend on all of the issued and outstanding Preferred Stock, such deficiency in the dividend shall be fully paid, but without interest, before any dividend shall be paid or set apart on the Common Stock. Subject to the foregoing provisions, said Preferred Stock shall not be entitled to participate in any other or additional surplus or net profits of the Corporation.

In the event of the dissolution or liquidation of the Corporation, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency or upon any distribution of its capital, there shall be paid to the holders of the Preferred Stock the par value thereof, to wit: One Hundred Dollars ($100. 00) per share and the amount of all unpaid accrued dividends thereon, before any sum shall be paid or any assets distributed among the holders of the Common Stock; and after the payment to the holders of the Preferred Stock of its par value and the unpaid accrued dividends thereon, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Common shares in proportion to their respective holdings of such shares.

The Board of Directors, in their discretion, may declare and pay dividends on the Common Stock concurrently with dividends on the Preferred Stock, for any dividend period of any fiscal year when such dividends are applicable to the Common Stock; provided that all accumulated dividends on the Preferred Stock for all previous fiscal years and all dividends on the Preferred Stock for the previous dividend periods for such fiscal year shall have been paid in full.

“The Corporation shall have the right to redeem its Preferred Stock, or any part of such stock, issued and outstanding, at anv time by paying to the holder or holders thereof the sum of One Hundred Dollars ($ 100. 00) for each share of such stock, together with the amount of all accrued dividends due thereon at the time of redemption; provided, however, that any and all such redemptions shall be in the sole discretion of the Board of Directors of the Corporation and may only be made for any of the following-purposes established to the satisfaction of the Board of Directors and may only be made of such number of shares as are necessary for such of the following purposes: (1) To enable the estate of a deceased stockholder to pay death taxes arid funeral and/or administration expenses of such estate within the meaning of Section 303 (a) of the United States Internal Revenue Code; or (2) To completely terminate a shareholder’s interest within the meaning of Section 302 (b) of the United States Internal Revenue Code. “The Corporation may apply toward the redemption of any Preferred Stock as herein provided any part of its surplus funds and/or an amount of its capital which shall not be greater than the capital represented by the shares redeemed, but under no circumstances shall the Corporation apply any other funds or any other or further part of its capital toward the redemption of such stock. The redemption of any such stock shall not be effected where the effect of any such redemption and application of capital thereto shall be to reduce the actual value of the assets of the Corporation to an amount less than the total amount of its’ debts and liabilities plus the amount of its capital reduced by the amount of the capital so applied.

The Board of Directors of this Corporation shall have full power and discretion to determine upon and select from the outstanding Preferred, Stock of this Corporation particular shares for redemption for the purposes set forth above, and its proceedings and action in this connection shall not be subject to attack except for fraud. In all instances it shall have full power and authority to determine upon and take the’ necessary proceedings to fully effect such redemption.

Whenever any shares of such Preferred Stock of the Corporation shall be redeemed out of capital, the corporation shall file a certificate pursuant to Section 51 5 of the Business Corporation Law either eliminating such shares from the authorized “capital stock or number of shares of the Corporation or restoring such shares to the status of authorized but unissued shares.

FIFTH: The address to which the Secretary of State shall mail a process against the-Corporation which may be served upon him pursuant to law is:

23-10 Bridge Plaza South

Long Island City

New York 11101

SIXTH: The amendment has been authorized by the votes cast in person or by proxy, of the holders of record of two-thirds of the outstanding shares entitled to vote at a stockholders meeting at which such votes were cast, with relation to the proceedings provided for in the Certificate.

IN WITNESS THEREOF, we have made and subscribed this Certificate this 28 day of April 1967.

/s/ Louis Ludwig
Louis Ludwig, President

/s/ Morris Gish
Morris G. Gish, Secretary

STATE OF NEW YORK	)
: SS
COUNTY OF QUEENS	)

LOUIS LUDWIG and MORRIS S. GISH, each being duly sworn and depose and say as follows: That he, Louis Ludwig, is the President, and he, Morris S. Gish is the Secretary of Eagle Electric Manufacturing Co. , Inc. , the Corporation named in and described in the foregoing Certificate. That each has read the foregoing Certificate and knows the contents thereof and that the same is true of their own knowledge, except as to those matters therein stated to be alleged upon information and belief, and as to those matters they believe it to be true.

/s/ Louis Ludwig
Louis Ludwig, President

/s/ Morris Gish
Morris G. Gish, Secretary

SWORN to before me this
28th day of April, 1967.

Notary Public

CERTIFICATE OF CHANGE AS TO ADDRESS

OF

EAGLE ELECTRIC MANUFACTURING COMPANY, INC.

UNDER SECTION 805A OF THE BUSINESS CORPORATION LAW

Pursuant to the provisions of Section 805A of the Business Corporation Law, the undersigned hereby certify:

FIRST: That the name of the Corporation is Eagle Electric Manufacturing Co., Inc. It was originally incorporated under the name “Eagle Textile Machinery Corporation”.

SECOND: That the Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York, on the 13th day of April 1920.

THIRD: That the changes to the Certificate of Incorporation effected by this Certificate are as follows:

(a) To change the location of its office in New York City, County of Queens to 45-31 Court Square, Long Island City, New York 11401.

(b) To change the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him, so that such address shall hereafter be 45-31 Court Square, Long Island City, New York 11101.

FOURTH: That the changes of the Certificate of Incorporation were authorized by the vote of a majority of directors present at a meeting of the Board at which a quorum was present.

IN WITNESS WHEREOF, this Certificate has been signed this 16th day of August 1973.

EAGLE ELECTRIC MANUFACTURING CO. INC.

/s/ Samuel B. Kluger
SAMUEL B. KLUGER, President

/s/ Jules Popolow
JULES POPOLOW, Secretary

STATE OF NEW YORK	)
) ss;
COUNTY OF QUEENS	)

SAMUEL B. KLUGER, being duly sworn deposes and says that he is President of Eagle Electric Manufacturing Co. Inc. the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.

SWORN to before me this
16th day of August, 1973.

Notary Public

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

EAGLE ELECTRIC MANUFACTURING CO., INC.

(Under Section 805 of the Business Corporation Law)

It is hereby certified:

FIRST: The name of the corporation is Eagle Electric Manufacturing Co., Inc. (hereinafter the “Corporation”). It was originally incorporated under the name Eagle Textile Machinery Corporation.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on April 13, 1920.

THIRD: The following amendment to Article FOURTH of the Certificate of Incorporation, designed to change the provisions regarding redemption of the Preferred Stock of the Corporation, has been duly adopted in accordance with the provisions of Sections 801 and 804 of the Business Corporation Law,

FOURTH: Article FOURTH is hereby deleted in its entirety and substituted in lieu thereof is the following new Article FOURTH:

“FOURTH: The designations, preferences, privileges and voting powers of the shares which the Corporation is authorized to issue, and the restrictions and qualifications thereof shall be as follows:

“The holders of the Common Stock shall be entitled to one (1) vote for each share of stock at all meetings of stockholders, and shall have the exclusive right to vote: The holders of the Preferred Stock shall not have any vote for any purpose, except as otherwise provided by law.

“The holders of the Preferred Stock shall be entitled to cumulative dividends thereon at the rate of Five Dollars ($5.00) per share per annum and no more, payable out of any and all surplus or net profits of the Corporation, quarterly, semi-annually or annually, as and when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Corporation. Said dividend on the Preferred Stock shall be cumulative, so that if the Corporation shall fail in any fiscal year to pay such dividend on all of the issued and outstanding Preferred Stock, such deficiency in the dividend shall be fully paid, but without interest, before any dividend shall be paid or set apart on the Common Stock. Subject to the foregoing provisions, said Preferred Stock shall not be entitled to participate in any other or additional surplus or net profits of the Corporation.

“In the event of the dissolution or liquidation of the Corporation, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency or upon any distribution of its capital, there shall be paid to the holders of the Preferred Stock the par value thereof, to wit: One Hundred Dollars ($100.00) per share and the amount of all unpaid accrued dividends thereon,, before any sum shall be paid or any assets distributed among the holders of the Common Stock; and after the payment to the holders of die Preferred Stock of its par value and the unpaid accrued dividends thereon, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Common Stock in proportion to their respective holdings of such stock.

“The Board of Directors, in their discretion, may declare and pay dividends on the Common Stock concurrently with dividends on the Preferred Stock, for any dividend period of any fiscal year when such dividends are applicable to the Common Stock; provided that all accumulated dividends on the Preferred Stock for all previous fiscal years and all dividends on the Preferred Stock for the previous dividend periods for such fiscal year shall have been paid in full.

“The Corporation shall have the right to redeem its Preferred Stock, or any part of such stock, issued and outstanding, at any time by paying to the holder or holders thereof the sum of One Hundred Dollars ($100.00) for each share of such stock, together with the amount of all accrued dividends due thereon at the time of redemption: provided, however, that any and all such redemptions shall be in the sole discretion of the Board of Directors of the Corporation. The Corporation may apply toward the redemption of any Preferred Stock as herein provided any part of its surplus funds find/or an amount of its capital which shall not be greater than the capital represented by the shares redeemed, but under no circumstances shall the Corporation apply any other funds or any other or further part of its Capital toward the redemption of such stock. The redemption of any such stock shall not be effected where the effect of any such redemption and application of capital thereto shall be to reduce the actual value of the assets of the Corporation to an amount less than the total amount of its debts and liabilities plus the amount of its capital reduced by the amount of the capital so applied.

“The Board of Directors of this Corporation shall have full power and discretion to determine upon and select from the outstanding Preferred Stock of this Corporation particular shares for redemption, and its proceedings and action in this connection shall not be subject to attack except for fraud. In all instances it shall have full power and authority to determine upon and take the necessary proceedings to fully effect such redemption in accordance with all applicable provisions of law. Notice of such redemption specifying the time and place of redemption within the City of New York, shall be mailed to the holders of Preferred Stock to be redeemed at their respective addresses as the same may appear on the records of the Corporation at least ten (10) and not more than fifty (50) days prior to the date specified therein for redemption. From and after the date specified in any such notice as the redemption date, unless the Corporation shall fail to provide moneys at die time and place specified in such notice for the payment of the redemption price, all dividends on the Preferred-Stock called for redemption shall cease to accrue and, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

“Whenever any shares of such Preferred Stock of the Corporation shall be redeemed out of capital, the Corporation shall file a certificate pursuant to Section 515 of the Business Corporation Law either eliminating such shares from the authorized capital stock or number of shares of the Corporation or restoring such shares to the status of authorized but unissued shares.”

FIFTH: This amendment of the Certificate of Incorporation of the Corporation was authorized by unanimous vote, of the Board of Directors followed by (i) the vote of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon, and (ii) the vote of the holders of a majority of all of the outstanding shares of Preferred Stock.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of the Certificate of Incorporation on behalf of the Corporation, affirming under the penalties of perjury that the statements herein contained are true and correct this 25th day of July, 1995.

/s/ Neal W. Kluger
NEAL W. KLUGER, President

/s/ Alan R. Gish
ALAN R. GISH, Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

EAGLE ELECTRIC MANUFACTURING CO., INC.

(Under Section 805 of the Business Corporation Law)

It is hereby certified:

FIRST: The name of the Corporation is Eagle Electric Manufacturing Co., Inc. (hereinafter the “Corporation”). It was originally Incorporated under the name Eagle Textile Machinery Corporation.

SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on April 13, 1920.

THIRD: The following amendment to Article SEVENTH of the Certificate of Incorporation, designed to change the provisions regarding the number and qualifications of Directors that shall constitute the Board of Directors, has been duly adopted in accordance with the provisions of Section, 801 of the Business Corporation Law.

FOURTH: Article SEVENTH is hereby deleted in its entirety and substituted in lieu thereof is the following new Article SEVENTH:

“SEVENTH” The number of members of the Board of Directors of the Corporation shall be between six and eight, as fixed from time to time by the Board of Directors. The size of the Board of Directors may not be altered to be fewer than six or more than eight members unless authorized by a vote of two-thirds of all outstanding common shares of the Corporation.”

FIFTH: This amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of all outstanding shares of the stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment of the Certificate of Incorporation on behalf of the Corporation, affirming under the penalties of perjury that the statements herein contained are true and correct this 27th day of July 1995.

/s/ Neal W. Kluger
NEAL W. KLUGER, President

/s/ Alan R. Gish
ALAN R. GISH, Secretary

CERTIFICATE OF MERGER

OF

EAGLE PLASTICS CORPORATION

INTO

EAGLE ELECTRIC MANUFACTURING CO., INC.

(Under Section 905 of the Business Corporation Law)

It is hereby certified by the corporation named herein as the surviving corporation as follows:

FIRST: The Board of Directors of the corporation named herein as the surviving corporation has adopted a plan of merger setting forth the terms and conditions of merging the corporation named herein as the subsidiary corporation into said surviving corporation.

SECOND. The name of the subsidiary corporation to be merged, the certificate of incorporation of which was filed by the Department of State on July 7, 1939 is Eagle Plastics Corporation (the “Subsidiary Corporation”).

THIRD: The name of the surviving corporation, the certificate of incorporation of which was filed by the Department of State on April 13, 1920, is Eagle Electric Manufacturing Co., Inc. (the “Surviving Corporation”). The name under which said corporation was formed is Eagle Textile Machinery Corporation.

FOURTH: The designation and number of outstanding shares of each class of the Subsidiary Corporation, all of which are owned by the Surviving Corporation, as set forth in the plan of merger, are as follows:

DESIGNATION	NUMBER
Common	201.700

FIFTH: The effective date of the merger of the Subsidiary Corporation into the Surviving Corporation shall be December 31, 1995.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: December 20, 1995

/s/ Neal W. Kluger
NEAL W. KLUGER, President of the
Surviving Corporation

/s/ Alan R. Gish
ALAN R. GISH, Secretary of the
Surviving Corporation

Certificate of Merger

of

CGL Acquisition, Inc.

and

Eagle Electric Manufacturing Co., Inc.

into

Eagle Electric Manufacturing Co., Inc.

Under Section 904 of the Business Corporation Law

It is certified on behalf of each of the-constituent corporations herein named as follows

The Plan of Merger was adopted by the board of directors of each constituent corporation.

1. The name of each constituent corporation is as follows: CGL Acquisition, Inc. and Eagle Electric Manufacturing Co., Inc. The name of the surviving corporation is Eagle Electric Manufacturing Co., Inc.

2. The number of outstanding shares of CGL Acquisition, Inc. is 200 common shares at no par value, all of which shares are entitled to vote. The number of outstanding shares of Eagle Electric Manufacturing Co., Inc. is 2,499 common shares at no par value, all of which shares are entitled to vote.

3. The number of authorized shares of the surviving corporation shall remain the same. The Certificate of Incorporation of Eagle Electric Manufacturing. Co., Inc., the surviving corporation, shall remain the Certificate of Incorporation of the corporation surviving the merger except that it shall be amended as follows:

(i) Article Second, describing the purposes for which this corporation is formed, is hereby deleted in its entirety and replaced by the following:

“SECOND. The corporation is formed for the following purposes:

To engage in any lawful act or activity for which corporations may be organized under this chapter, provided, that it is not formed to engage in any act or activity requiring consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.”

(ii) Article Seventh, describing certain provisions relating to the Board of Directors, is hereby deleted in its entirety.

(iii) Article Eighth, relating to the names and post office addresses of directors of the corporation, is hereby deleted in its entirety.

(iv) Article Ninth, relating to the names and post office addresses of the Subscribers to shares of the capital stock of the corporation, is hereby deleted in its entirety.

(v) The corporation shall change the post office address for receipt of service of process and, to effect such change, hereby adopts the following Article Seventh, designating the Secretary of State as the agent of the corporation upon whom process against the corporation may be served and setting forth the address to which the Secretary of State shall mail a copy of any process against the corporation which may be served upon him:

“SEVENTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

c/o CT Corporation System

111 8th Avenue

New York, NY 10011.”

4. The certificate of incorporation of CGL Acquisition, Inc., was filed by the Department of State on the 23rd day of December, 1999, and the certificate of incorporation of Eagle Electric Manufacturing Co., Inc., was filed by the Department of State on the 13th day of April, 1920 under the name Eagle Textile Machinery Corporation.

5. The merger was authorized by the shareholders of CGL Acquisition, Inc., by written consent of the holders of all outstanding 200 shares entitled to vote thereon, and at a meeting of the shareholders of Eagle Electric Manufacturing, Co , Inc., by vote of the holders of 91.4% of all outstanding shares entitled to vote thereon.

6. The merger shall be effective on the date of the filing of the Certificate of Merger with the Department of State.

Signed on March 15, 2000

CGL Acquisition, Inc.

By	/s/ David A. White, Jr.
David A. White, Jr.
Vice President

Eagle Electric Manufacturing Co., Inc

By	/s/ Eileen Ludwig
Eileen Ludwig
Chairperson of the Board

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

EAGLE ELECTRIC MANUFACTURING CO., INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

FIRST: The name of the Corporation is Eagle Electric Manufacturing Co., Inc. The Corporation was originally incorporated under the name “Eagle Textile Machinery Corporation”.

SECOND: The Certificate of Incorporation of said corporation was filed by the Department of State on April 13, 1920.

THIRD: The certificate of incorporation is amended to change the name of the Corporation from Eagle Electric Manufacturing Co., Inc. to Cooper Wiring Devices, Inc.

FOURTH: Article FIRST is amended to read as follows:

“FIRST. The name of the Corporation shall be: Cooper Wiring Devices, Inc.”

FIFTH: This amendment to the Certificate of Incorporation of the Corporation was authorized by a vote of the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of all outstanding shares of stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of the Certificate of Incorporation on behalf of the Corporation this 26th of June, 2001.

EAGLE ELECTRIC MANUFACTURING CO., INC.

By:	/s/ James T. Burrell
James T. Burrell, Vice President

And	/s/Terrance V. Helz
Terrance V. Helz, Secreary

CERTIFICATE OF MERGER

OF

COOPER NOVITAS, INC.

INTO

COOPER WIRING DEVICES, INC.

UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW

We, the undersigned, John B. Reed and Terrance V. Helz being respectively the Vice President and the Secretary of Cooper Wiring Devices, Inc. and James T. Burrell and Barbara A. Widra being respectively the Vice President and Assistant Secretary of Cooper Novitas, Inc. hereby certify:

1. (a) The name of each constituent corporation is follows:

Cooper Novitas, Inc.

Cooper Wiring Devices, Inc.

(b) The name of the surviving corporation is Cooper Wiring Devices, Inc. and following the merger its name shall be Cooper Wiring Devices, Inc.

2. As each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof as follows:

Name of Corporation	Designation and number of shares in each class or shares outstanding	Class or series of shares entitled to vote	Shares entitled to vote as a class or series
Coopar Novitas, Inc.	1,000	Common stock	1,000
Cooper Wiring Devices, Inc.	2,499	Common stock	2,499

3. No amendments or changes will be made in the Certificate of Incorporation of the surviving entity.

4. (a) The date when the certificate of incorporation of each constituent corporation was filed by the Department of State is as follows:

NAME OF CORPORATION	DATE OF INCORPORATION
Cooper Wiriting Devices, Inc.	April 13, 1920
Cooper Novitas, Inc., a California Corporation	Incorporated In California on June 21, 1977

(b) Cooper Wiring Devices, Inc. was originally formed under the name: Eagle Textile Machinery Corporation. Cooper Novitas, Inc. has not filed an application for authority to do business in New York.

5. The merger was adopted by each New York constituent corporation in the following manner: As to Cooper Wiring Devices, Inc. by the written consent of 100% of the issued and outstanding shares entitled to vote therein.

6. Cooper Novitas, Inc. has complied with the applicable provisions of the laws of the State of California in which it Is Incorporated and this merger is permitted by such laws. The manner in which the merger was authorized with respect to said corporation was by unanimous written consent of the board of directors and unanimous written consent of the shareholders.

7. The merger shall be effective on the 30th day of April, 2006.

IN WITNESS WHEREOF, we have signed this certificate on the 21st day of April, 2006 and we affirm the statements contained therein as true under penalties of perjury.

COOPER WIRING DIVICES, INC.

/s/ John B. Reed
John B. Reed, Vice Prsident

/s/ Terrance V. Helz
Terrance V. Helz, Secretary

COOPER NOVITAS, INC.

/s/ James T. Burrell
James T. Burrell, Vice President

/s/ Barbara A. Wildra
Barbara A. Wildra, Assistant Secretary

CERTIFICATE

OF

MERGER

OF

EAM Asset Management Corp.

(a Delaware corporation)

INTO

Cooper Wiring Devices, Inc.

(a New York corporation)

UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW

*****

1. Cooper Wiring Devices, Inc., a corporation of the State of New York, owns all of the outstanding shares of common stock of EAM Asset Management Corp., a corporation of the State of Delaware.

2. As to each subsidiary corporation, the designation and number of outstanding shares and the number of such shares owned by the surviving corporation are as follows:

Name of Subsidiary	Designation and Number of Outstanding Shares	Number of Shares Owned by Survivor
EAM Asset Management Corp.	1,500 shares of common stock	1,500 shares of common stock

3. (a) The certificate of incorporation of Cooper Wiring Devices, Inc., originally formed as Eagle Textile Machinery Corporation, was filed with the Department of State on the 13th day of April, 1920.

(b) EAM Asset Management Corp. was incorporated under the laws of the State of Delaware on the 18th day of December, 1996, and no application has been filed for authority to do business in the State of New York.

(c) The merger is permitted by the laws of the state of incorporation of each, foreign subsidiary and is in compliance therewith.

5.	The plan of merger was adopted by the Board of Director of the surviving corporation.

6.	The merger shall be effective on the 31st day of December, 2006.

COOPER WIRING DEVICES, INC.

By.	/s/ James T. Burrell
James T. Burrell, Vice President